UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2005, Technology Research Corporation ("TRC") entered into a $3,000,000 six-month term loan with SouthTrust Bank.  This credit facility will be used only if necessary in the event that the Company's cash requirements extend beyond its existing $6,000,000 line of credit with SouthTrust Bank.  The Company has the option of borrowing at the prime rate of interest, as defined by the lender, minus 100 basis points or the 30-day London Interbank Offering Rate ("L.I.B.O.R.") plus 160 basis points on both credit facilities.  A copy of this agreement is furnished as Exhibit 10.1 to this report.

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2005, Technology Research Corporation issued a press release stating that earnings for its fourth quarter ended March 31, 2005 will be announced on May 9, 2005.  The Company also reaffirmed general guidance in the release regarding financial results for its fourth quarter, which was previously disclosed in the Company's third quarter earnings release dated February 1, 2005.  A copy of the press release dated May 9, 2005 is furnished as Exhibit 99.1 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of April 14, 2005, the Company has drawn $10,100 on its six-month term loan and $5,350,000 on its line of credit leaving $2,989,900 and $650,000, respectively, available for future advances.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 10-1 and 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is filed as part of this report:

Exhibit Nos. 10.1 99.1	Descriptions Third Master Loan Documents Modification Agreement dated April 14, 2005 Press release dated April 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 18, 2005	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO